Exhibit 99.2

For Immediate Release

Vertiv Group Corporation Announces Completion of Private Offering of $850 Million of Senior Secured Notes due 2028

Columbus, Ohio Oct. 22, 2021 – Vertiv Holdings Co (“Vertiv”) (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today announced that a subsidiary, Vertiv Group Corporation (the “Issuer”), successfully completed its previously announced offering (the “Offering”) of $850 million aggregate principal amount of its 4.125% Senior Secured Notes due 2028 (the “Notes”).

The Issuer intends to use the net proceeds from the offering, together with cash on hand, to finance the cash portion of the purchase price of Vertiv’s pending acquisition of E&I Engineering Ireland Limited and its affiliate, Powerbar Gulf LLC (collectively, “E&I”), and to pay fees and expenses related to the E&I acquisition and the offering.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Vertiv Holdings Co

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 20,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

Category: Financial News

About the E&I Engineering Group

The E&I Engineering group is a global provider of electrical switchgear and power distribution solutions with a proven track record for quality, technical expertise and customer service. With manufacturing facilities in Ireland, USA and United Arab Emirates, E&I can design, deliver and install on a global scale. E&I is globally recognized as a leader within the power distribution industry. An extensive product range, specialist technical services and a resolute focus on customer service delivers an unparalleled service that provides peace of mind for all customers. All of its products are manufactured in-house ensuring that all are of the required specification and are commercially viable and fit for purpose.

Cautionary Note Concerning Forward-Looking Statements

This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2021, as well as expected cost savings and synergies associated with the Acquisition. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The forward-looking statements contained or incorporated by reference in this presentation are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission reports. These risk factors and those in the preliminary offering memorandum related to the Notes, among others, could cause actual results to differ materially from historical performance.

For investor inquiries, please contact:

Lynne Maxeiner

Vice President, Global Treasury & Investor Relations

Vertiv

T +1 614-841-6776

E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Scott Deitz

FleishmanHillard for Vertiv

T +1 336-908-7759

E: scott.deitz@fleishman.com

Source: Vertiv Holdings Co

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